UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

PULTE HOMES, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills,	Michigan 48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

As of September 15, 2009, Pulte Homes, Inc. (the “Company”) entered into an Indenture Supplement (the “Pulte Indenture Supplement”) with The Bank of New York Mellon Trust Company, N.A. Effective September 15, 2009, the Pulte Indenture Supplement adds certain Guarantors (as defined within the Pulte Indenture Supplement) as parties to the indenture dated as of October 24, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A.

As a result of this agreement, the supporting structure of Guarantors is equivalent for each series of the Company’s outstanding senior notes.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Indenture Supplement dated as of September 15, 2009 to Indenture dated as of October 24, 1995 between Pulte Homes, Inc. and The Bank of New York Mellon Trust Company, N.A.

10.2	Indenture Supplement No. 21 dated as of September 1, 2009 to Indenture dated as of October 1, 1998 among Centex Corporation, the Guarantors, U.S. Bank National Association, and Pulte Homes, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Date: September 16, 2009	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Senior Vice President,
General Counsel
and Secretary

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